ASSET PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made as of this 6th day of April, 2018, between Spindle, Inc., a Nevada corporation (“Buyer”) and VyaPay, LLC a Delaware Limited Liability Company (the “Seller”).

RECITALS

Seller owns certain assets relating to the payments industry (the “Assets”) and desires and intends to sell the Assets to Buyer at the price and on the terms and subject to the conditions set forth below, in furtherance of a binding term sheet between the parties and filed with the Securities and Exchange Commission on December 11, 2017, as subsequently extended.

The Buyer desires and intends to acquire the Assets from the Seller at the price and on the terms and subject to the conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the covenants and conditions set forth herein, the parties agree as follows:

1.

Purchase and Sale of Assets

Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 4 of this Agreement), the Seller will sell, convey, transfer, and assign, upon the terms and conditions hereinafter set forth, to Buyer, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature and description, and Buyer shall purchase and accept from the Seller the Assets.

2.

Purchase Price

Buyer shall purchase the Assets for aggregate consideration (the “Purchase Price”) as follows, unless adjusted in accordance with Section 7.2 of this Agreement.

2.1

Consideration

(a)

The Buyer shall pay to the Seller, at the time of Closing, the sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the “First Payment”).

(b)

The Buyer shall pay to the Seller, no later than eight (8) weeks after Closing, the sum of Five Hundred Thousand Dollars ($500,000) (the “Second Payment”).

(c)

The Buyer shall pay to the Seller, no later than sixteen (16) weeks after Closing, the sum of Five Hundred Thousand Dollars ($500,000) (the “Third Payment”).

(d)

The Buyer shall pay to the Seller, no later than twenty-four (24) weeks after Closing, the sum of Five Hundred Thousand Dollars ($500,000) (the “Fourth Payment”).

2.2

Recourse

The Closing shall not occur unless and until Buyer can make the First Payment.  Should Buyer fail to make the Second Payment, Third Payment, or Fourth Payment by the times stated in Section 2.1, Buyer shall be entitled to a 45-day cure period in which to make such payment, provided that Buyer continues to undertake reasonable measures to seek additional financing and to generate cash from its business operations.  If payment is not made by the end of the cure period, Buyer shall issue a Promissory Note to Seller for such payment, with 5% interest and secured by certain Assets.

3.

Assets

The assets of the Seller (“Assets”) include but are not limited to those listed in Schedule 3 to this Agreement.

4.

Closing

The consummation of the purchase and sale of transactions contemplated herein (the “Closing”) shall take place on May 15, 2018, or at such other time and place as the Buyer and the Seller agree upon orally or in writing. The date upon which the Closing occurs is referred to herein as the “Closing Date.”  The transaction shall have an effective date of January 1, 2018 regardless of the Closing Date.

5.

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer as of the date hereof (which representations and warranties shall survive the Closing as provided in Section 13.1 of this Agreement) as follows:

5.1

Seller Matters

5.1.1

Good Title

The Seller owns the Assets free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer, preemptive right, option or other right to purchase, other than a certain right of refusal held by WorldPay for a period of 30 days from execution of this Agreement, and upon the consummation of the sale of the Assets as contemplated hereby, the Buyer will have good title to the Assets, free and clear of any lien, encumbrance, adverse claim, restriction on sale or transfer, preemptive right, option or other right to purchase.

5.1.2

Authority

The Seller has all requisite power, right and authority to enter into this Agreement and the documents contemplated hereby (the “Transaction Documents”) to which it is a party, to consummate the transactions contemplated hereby and thereby, and to sell and transfer the Assets without the consent or approval of any other person, corporation, partnership, joint venture, organization, other entity or governmental or regulatory authority (“Person”). The Seller has taken, or will take prior to the Closing, all actions necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents.

5.1.3

Due Diligence

The Seller has been solely responsible for its own due diligence investigation of the Buyer and its business, and its analysis of the merits and risks of the investment made pursuant to this Agreement, and is not relying on anyone else’s analysis or investigation of the Buyer, its business or the merits and risks of the Common Stock other than professional advisors employed specifically by the Seller to assist the Seller. The Seller believes it has been given access to full and complete information regarding the Buyer, including, in particular, the current financial condition of the Buyer and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about the Buyer; particularly, the Seller has communicated and met with senior executives of the Buyer, for the purpose of asking questions of, and receiving answers from, such persons.

5.2

Corporate Authority

Seller has full corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

5.3

Consents and Approvals

No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required for the execution, delivery and performance by the Seller of this Agreement and the Transaction Documents to which it is a party or for the consummation by the Seller of the transactions contemplated hereby and thereby.  No consent, approval or authorization of any third party is required for the execution, delivery and performance by the Seller of this Agreement and the Transaction Documents to which it is a party and the consummation by the Seller of the transactions contemplated hereby and thereby.

5.4

Financial Statements

The Seller will provide to Buyer tax returns, payment processing residuals statements, and other financial data as requested by Buyer or a third-party valuation consultant for purposes of conducting a valuation prior to Closing.

5.5

Title to Property; Encumbrances

(a)

Seller has good and marketable title to all of its owned properties and assets, including all Assets identified in Schedule 3 to this Agreement, free and clear of any payment obligation to any third party or any other lien or encumbrance.

(b)

With respect to properties and assets it leases, the Seller is in compliance with such leases and holds a valid leasehold interest free of all liens, claims or encumbrances. The Seller is not in default under any lease nor does the Seller have knowledge of any event which, after notice or the passage of time or both, will or may constitute a default under any lease.

5.6

Contracts

Schedule 5.6 contains a complete and accurate list of all contracts, agreements, arrangements and understandings oral or written, to which the Seller is a party or by which the Seller is bound, including, without limitation, all security agreements, intellectual property licenses and other license agreements, credit agreements, instruments relating to the borrowing of money, leases, rental agreements, purchase orders, sales orders and sale and distribution agreements (“Contracts”). The Contracts are valid, binding and enforceable in accordance with their terms against each party thereto and are in full force and effect; the Seller has performed all obligations imposed on it thereunder. There are not, under any of the Contracts, any defaults or events of default on the part of the Seller or, to the Seller’s knowledge, any other party thereto. True and complete copies of each Contract have been delivered to Buyer. No consent is required from any Person under any of the Contracts in connection with the consummation of the transactions contemplated by this Agreement, and the Seller has not received notice, nor is the Seller otherwise aware, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

5.7

Patents, Trademarks and Intellectual Property

(a)

The Seller has sufficient title and ownership of all patents, trade names, trademarks, service marks, copyrights, net names, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others (the “Intellectual Property”).

(b)

None of the Intellectual Property or the Seller’s rights thereto are being infringed or otherwise violated by any person or entity.

(c)

The use of the Intellectual Property by the Seller in the operation of its business as now conducted or as proposed to be conducted does not infringe or otherwise violate any rights of any person or entity, and there is no pending or threatened claim, demand, cause of action, suit or proceeding, hearing or investigation (each a “Claim”) alleging any such infringement or violation.

In addition, there is no pending or threatened claim alleging any defect in or invalidity, misuse or unenforceability of, or challenging the ownership or use of or the Seller’s rights, with respect to any of the Intellectual Property and there is no basis for any such Claim. Furthermore, there is no other Claim made by any person or entity pertaining to the Intellectual Property. None of the Intellectual Property is subject to any judgement, order, award, writ, injunction or decree of any governmental body or arbitrator.

5.8

Licenses, Permits, Authorizations, etc.

The Seller has received all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign (“Permits”) related to the operation of the Seller’s business. The Seller is in compliance with the terms of all Permits, and all Permits are valid and in full force and effect, and no proceeding is pending or threatened, the object of which is to revoke, limit or otherwise affect any Permit. The Seller has not received any notifications of any asserted failure to obtain any Permit.

5.9

Compliance With Laws

The Seller is and has been in compliance with all laws, statutes, rules, ordinances and regulations promulgated by any governmental body and all judgments applicable to the operation of its business, to its employees or to its property. The Seller has not received notice of any alleged violation (whether past or present and whether remedied or not), nor is the Seller aware of any basis for any claim of any such violation, of any such law, statute, rule, ordinance, regulation or judgment.

5.10

Full Disclosure

No information furnished by or on behalf of the Seller to Buyer or its representatives in connection with this Agreement or the transactions contemplated by this Agreement is false or misleading. In connection with such information and with this Agreement and the transactions contemplated hereby, the Seller has not made any untrue statement of financial or material fact or omitted to state a fact necessary in order to make the statements made or information delivered, in the light of the circumstances under which they were made or delivered, not misleading.

5.11

Customers and Suppliers

There is no indication that any customer or supplier of the Seller intends to terminate or modify its relationship with the Seller, or that the consummation of the transactions contemplated by this Agreement and the Transaction Documents will adversely affect the post-Closing relationship of the Buyer with any of the Seller’s customers or suppliers.

5.12

No Broker

No broker, finder or other financial consultant has acted on behalf of the Seller in connection with this Agreement. The Seller shall indemnify and hold Buyer harmless from any brokers, finders or other consultant fees or commissions incurred or accrued in connection with this Agreement or the transactions contemplated by this Agreement by the Seller.

6.

Representations and Warranties of Buyer

The Buyer represents and warrants to the Seller and the Seller as follows:

6.1

Organization, Good Standing, etc.

The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has all requisite power and authority to own, operate and lease its assets and to carry on its business as it is now conducted.

6.2

Authority

The Buyer has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and Transaction Documents to which it is a party, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized. This Agreement constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, and the Transaction Documents to which the Buyer is a party, when executed and delivered by the Buyer, will constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

6.3

No Conflict

The execution, delivery and performance of this Agreement and/or the Transaction Documents by the Buyer and the consummation of the transactions contemplated hereby or thereby by the Buyer will not (a) violate, conflict with, or result in any breach of, any provision of the Buyer’s articles of incorporation or bylaws; (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract or judgment to which the Buyer is a party or by which it is bound or (c) violate any applicable law, statute, rule, ordinance or regulation of any governmental body.

7.

Conditions Precedent to Buyer’s Obligations

The Buyer’s obligations under this Agreement are subject to the satisfaction of each of the following conditions, each of which is material, for the sole benefit of the Buyer and may be waived only in writing by the Buyer:

7.1

Representations and Warranties

The representations of the Seller contained in Section 5 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

7.2

Valuation

The Buyer shall have received the result of a third-party valuation (“Valuation”) to support a value of the Assets, or certain of the Assets, of three million dollars ($3,000,000) or higher. Such valuation shall be conducted by a person or entity selected in sole discretion of Buyer and at Buyer’s expense. Seller shall include $50,000 in cash as part of the Assets.  The purchase price of the Assets shall be adjusted upwards on a dollar for dollar basis should more than $50,000 in cash be included in the Assets, and shall be adjusted downwards on a dollar for dollar basis should less than $50,000 in cash be included in the Assets. Any such adjustment shall be made to the Fourth Payment.

7.3

Approvals

All transfers of Permits and all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law with respect thereto shall have passed. Approval of Buyer’s Board of Directors shall have been obtained, and approval of any creditors obtained to the extent such approval may be required. All such transfers and approvals shall be reasonably satisfactory in all respects to the Buyer.

7.4

Cash for Asset Purchase

The Buyer shall have received the sum $1,500,000 cash through the issuance of common stock or other means.

7.5

Delivery of Certificates

The Seller shall have delivered to the Buyer any certificates or other instruments representing the Assets.

7.6

Employment of H. Wain Swapp and Chris Berlandier

H. Wain Swapp and Chris Berlandier have agreed to employment with the Buyer.

7.7

Due Diligence

The results of the Buyer’s due diligence investigation of the Seller’s Assets shall be satisfactory in all respects to the Buyer, including provision of all requested business information, documents and materials.

7.8

No Adverse Changes

From the date of this Agreement to the Closing Date, there shall not have been any material adverse change in (a) the business, operations, assets, liabilities, earnings, condition (financial or otherwise) or prospects of the Seller, and no material adverse change shall have occurred (or be threatened) in any domestic or foreign laws affecting the Seller or in any third party contractual or other business relationships of the Seller.

8.

Covenants

From the date of this Agreement through the Closing Date, the Seller shall conduct its business in the ordinary course consistent with the Seller’s past practice and shall not engage in any extraordinary transaction without the Buyer’s prior written Consent. Without limiting the foregoing, the Seller shall not, without the Buyer’s prior written consent,

(a)

dispose of any assets except in the ordinary course of business;

(b)

increase the annual level of compensation of any person, materially increase the annual level of compensation of any other employee or grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant;

(c)

initiate, increase, terminate, amend or otherwise modify any plan for the benefit of employees;

(d)

issue any equity securities or options, warrants, rights or convertible securities;

(e)

cause assets of the Seller to be distributed to any of its Sellers or other persons except by way of regular compensation;

(f)

borrow any funds, under existing credit lines or otherwise, except as reasonably necessary for the ordinary operation of the Seller’s business in a manner, and in amounts, in keeping with historical practices; or

(g)

forgive or cancel any indebtedness or waive any claims or rights of material value (including, without limitation, any indebtedness owing by any Seller, officer, director, employee or affiliate of the Seller).

9.

Further Action

Upon the terms and subject to the conditions hereof, each of the parties shall (a) make promptly its respective filings, and thereafter make any other required submissions, under applicable laws with respect to the transactions contemplated hereby and shall cooperate with the Buyer with respect to such filings and submissions and (b) use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its best efforts to take all such action. Neither party shall undertake any course of action inconsistent with this Agreement or that would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.

10.

Taxes

The Seller shall be responsible for the payment of all transfer, sales and use and documentary taxes, filing and recording fees and similar charges that may be payable in connection with the transactions contemplated by this Agreement.

11.

Transaction Costs

Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and the Transaction Documents, including but not limited to attorneys’ and accountants’ fees and expenses; except that in no event shall any of such costs or expenses be borne by or charged to the Seller.

12.

Attorneys’ Fees and Costs

In the event that a party commences a legal proceeding (including arbitration pursuant to Section 14.2 of this Agreement) to enforce its rights under this Agreement, the substantially prevailing party shall be entitled to recover its attorneys’ fees and costs from the non-prevailing party or parties, including those incurred in any arbitration, bankruptcy or appeal procedure.

13.

Survival and Indemnification

13.1

Survival

The covenants and agreements of the Buyer and Seller contained in this Agreement shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms, except that the representation and warranties in Section 5.1.1 shall survive forever, and such representations and warranties shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto.

13.2

In General

(a) The Seller shall indemnify, defend and hold harmless Buyer from and against all claims, damages, losses, liabilities, costs, expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (“Damages”) incurred by the Seller prior to the Closing Date or resulting from:

(i) any breach by the Seller of any representation or warranty in this Agreement

(ii) any breach of any covenant, agreement or obligation of the Seller contained in this Agreement;

(iii) any misrepresentation contained in any statement, certificate or schedule furnished by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated thereby;

(iv) any state and local income, sales, business and occupation, franchise, or other activity-based tax liabilities incurred by the Seller on or prior to the Closing Date, and any taxes arising out of or resulting from the payment of the Purchase Price; or

(v) any claims or legal proceedings against the Seller arising prior to the Closing Date, other than claims from third parties regarding the execution of this Agreement or the entry into of the transaction contemplated by this Agreement.

(b) The Buyer shall indemnify, defend and hold harmless Seller from and against all claims, damages, losses, liabilities, costs, expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (“Damages”) incurred by the Buyer prior to the Closing Date or resulting from:

(i) any breach by the Buyer of any representation or warranty in this Agreement;

(ii) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement;

(iii) any misrepresentation contained in any statement, certificate or schedule furnished by or on behalf of the Buyer pursuant to this Agreement or in connection with the transactions contemplated thereby;

(iv) any state and local income, sales, business and occupation, franchise, or other activity-based tax liabilities incurred by the Buyer on or prior to the Closing Date; or

(v) any claims or legal proceedings against the Buyer arising prior to the Closing Date.

13.3

Claims for Indemnification

Whenever any claim shall arise for indemnification under Section 13 of this Agreement, the party seeking indemnification (the “Indemnified Party”) shall promptly notify the party from whom indemnification is sought (the “Indemnifying Party”) of the existence of the claim and, when known, the facts constituting the basis for such claim.

In the event any such claim for indemnification is made resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising from such claim. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not unreasonably be withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification as provided in Section 13.4 of this Agreement.

13.4

Defense by Indemnifying Party

In connection with any claim giving rise to indemnity resulting from or arising out of any claim or legal proceeding by a person or entity who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or resulting litigation within thirty (30) days after the date that notice of such claim is received from the Indemnified Party, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

14.

Miscellaneous

14.1

Assignment

No party may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

14.2

Arbitration

Any claims or disputes arising out of this Agreement which cannot be resolved amicably between the parties shall be settled by submission to the American Arbitration Association (the “AAA”) for binding arbitration to be conducted in Mesa, Arizona, or upon mutual agreement of the parties any other location. The arbitration shall be conducted by one arbitrator mutually agreed upon by the parties, or, if the parties cannot agree, chosen in accordance with the AAA rules, and resolution of the dispute by such arbitrator shall be binding and conclusive upon the parties.

On prior leave of the arbitrator, the parties may engage in limited discovery, including limited depositions. Any award made pursuant to this Section 14.2 may be entered in and enforced by any court having jurisdiction, and the parties consent and commit themselves to the jurisdiction of the courts of the State of Arizona for the purpose of the enforcement of any such award. The arbitrator shall award attorneys’ fees and costs to the substantially prevailing party in accordance with Section 12 of this Agreement. The fees of the arbitrator shall be borne equally by the parties except that, in the discretion of the arbitrator, any award may include a party’s share of such fees.

14.3

Entire Agreement

This Agreement embodies and constitutes the entire understanding among the parties with respect to the transactions contemplated by this Agreement, and all prior or contemporaneous agreements, understandings, representations and statements between the parties, oral or written, are merged into and superseded by this Agreement.

14.4

Modification and Waiver

Neither this Agreement nor any of its provisions may be modified, amended, discharged or terminated except in writing signed by the party against which the enforcement of such modification, amendment, discharge or termination is sought, and then only to the extent set forth in such writing. No failure of a party to insist upon strict performance by the other party of any of the terms and conditions of this Agreement shall constitute or be deemed to be a waiver of any such term or condition, or constitute an amendment or waiver of any such term or provision by course of performance, and each party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon strict performance by the other party of any and all of the terms and conditions of this Agreement. Any party may, in its sole and absolute discretion, waive, only in writing, any condition set forth in this Agreement to such party’s obligations under this Agreement which is for the sole benefit of the waiving party, in which event the non-waiving party or parties shall be obligated to close the transaction upon all of the remaining terms and conditions of this Agreement.

14.5

Notices

Any notice required or permitted under this Agreement shall be in writing, and shall be delivered personally or sent by first class certified mail, or by air courier, postage or other charges prepaid, to the parties at the following addresses:

to the Seller:	VyaPay, LLC

to Buyer:	Spindle, Inc. 201 S. Alma School Road Suite 12500 Mesa, AZ 85210 Attention: Chief Financial Officer

or to such other address or addresses as the parties may from time to time specify in writing. Notice shall be provided by air courier and shall be deemed effective upon the earlier of actual delivery to the recipient or six days after the date on which such notice was delivered to the courier service. If notice is sent in any manner other than as provided by this Section 14.5, notice shall be deemed received when actually received by the party to whom the notice was delivered.

14.6

Governing Law; Severability

This Agreement shall be governed for all purposes by the laws of the State of Nevada applicable to agreements executed and to be wholly performed in Nevada. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision contained in this Agreement and any present or future statute or law, ordinance or regulation or judicial ruling or governmental decision with the force of law contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of the Agreement which is affected shall be limited only to the extent necessary to bring it within the requirements of such law, ruling or decision without invalidating or affecting the remaining provisions of the Agreement.

14.7

Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, but such documents shall constitute one and the same document.

14.8

Contract Interpretation

The parties acknowledge that they have caused this Agreement to be reviewed and approved by legal counsel of their own choice. This Agreement has been specifically negotiated, and any presumption that an ambiguity contained in this Agreement shall be construed against the party that caused this Agreement to be drafted shall not apply to the interpretation of this Agreement.

14.9

Other Parties

Nothing contained in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties to this Agreement and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any term or condition contained in this Agreement.

14.10

Incorporation by Reference

All attached exhibits and schedules are incorporated as terms of this Agreement by this reference.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

THE SELLER:

VYAPAY LLC a Delaware Limited Liability Company

By:
H. Wain Swapp
Its Authorized Manager

BUYER:

SPINDLE, INC. a Nevada corporation

By:
CEO
Its Authorized Officer

[schedules to be added]